INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-32787 on Form S-8, of North Valley Bancorp of our report dated January 27, 1998, appearing in this Annual Report on Form 10-K of North Valley Bancorp for the year ended December 31, 1997.





/s/ DELOITTE & TOUCHE LLP
-------------------------
Sacramento, California
March 26, 1998